GUARANTY

THIS GUARANTY, made effective as of March 9, 2012, is given by Miller Fabrication LLC, a Wyoming limited liability company (“Guarantor”), for the benefit of Tonaquint, Inc., a Utah corporation, and its successors, transferees, and assigns (collectively “Investor”).

PURPOSE

A.

Guarantor’s parent company, High Plains Gas, Inc., a Nevada corporation (“HPGS”), has issued to Investor that certain Secured Convertible Promissory Note of even date herewith in the original principal amount of $836,000.00 (the “Note”) pursuant to a Securities Purchase Agreement of even date herewith by and between HPGS and Investor (the “Purchase Agreement”).

B.

Guarantor is a wholly owned subsidiary of HPGS, and Guarantor will substantially benefit from the credit evidenced by the Note.

C.

Investor agreed to enter into the Purchase Agreement and provide financing to HPGS only upon the inducement and representation of Guarantor that Guarantor would guaranty certain indebtedness, liabilities and obligations of HPGS owed to Investor under the Purchase Agreement, Note and all the other Transaction Documents (as defined in the Purchase Agreement), as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Investor to enter into the Purchase Agreement and the other Transaction Documents and provide the financing contemplated therein, Guarantor hereby agrees for the benefit of Investor as follows:

GUARANTY

1.

Indebtedness Guaranteed.  Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of all indebtedness, liabilities and obligations owed by HPGS to Investor under the Purchase Agreement, Note and/or any of the other Transaction Documents (collectively, the “Obligations”), as and when the same (including without limitation portions thereof) become due and payable.  Guarantor acknowledges that the amount of the Obligations may exceed the principal amount of the Note.

2.

Representations and Warranties. Guarantor hereby represents and warrants to Investor that (a) Guarantor is a wholly owned subsidiary of HPGS, and thereby will materially benefit from the financial accommodations granted to HPGS by Investor pursuant to the Transaction Documents, (b) this Guaranty is given in consideration of Investor entering into the Transaction Documents and providing financing thereunder, and (c) Guarantor has examined or has had the full opportunity to examine the Purchase Agreement, Note, and all the other Transaction Documents.  Additionally, in connection with its execution and delivery of this Guaranty, Guarantor shall execute and deliver to Investor a Security Agreement in the form attached hereto as Exhibit A, which Security Agreement shall also be executed by HPGS.

3.

Alteration of Obligations.  In such manner, upon such terms and at such times as Investor and HPGS deem best and without notice to Guarantor, Investor and HPGS may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release HPGS, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor.  No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantor or any other guarantor, endorser of the note or any other person, and no change, impairment or release of all or a portion of the obligations of HPGS under any of the Transaction Documents or suspension of any right or remedy of Investor against any person, including, without limitation, HPGS and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Investor.  Guarantor acknowledges that its obligations hereunder are independent of the obligations of HPGS.

4.

Waiver.  To the extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Investor to proceed against HPGS or any other person or to pursue any other remedy in Investor’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Investor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of HPGS, Investor, any endorser or creditor of HPGS or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Investor as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Investor which may destroy or otherwise impair the subrogation rights of Guarantor or the right of Guarantor to proceed against HPGS for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Investor to disclose to Guarantor any facts Investor may now or hereafter know about HPGS, regardless of whether Investor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of HPGS and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Investor’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any claim, right or remedy which Guarantor may now have or hereafter acquire against HPGS that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Investor against HPGS or any security which Investor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Investor to pursue any other guarantor or any other person, or to foreclose on any collateral.

5.

Bankruptcy.  So long as any Obligation shall be owing to Investor, Guarantor shall not, without the prior written consent of Investor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against HPGS.  The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of HPGS, or by any defense which HPGS may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6.

Claims in Bankruptcy.  Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against HPGS relating to any indebtedness, liability or obligation of HPGS owed to Guarantor and will assign to Investor all rights of Guarantor thereunder.  If Guarantor does not file any such claim, Investor, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Investor’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Investor’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Investor or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Investor the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Investor all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Investor receives cash by reason of any such payment or distribution.  If Investor receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If at any time the holder of the Note is required to refund to HPGS any payments made by HPGS under the Note because such payments have been held by a bankruptcy court having jurisdiction over HPGS to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor’s other obligation under this Guaranty, Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7.

Costs and Attorneys’ Fees.  If HPGS or Guarantor fails to pay all or any portion of any Obligation, or Guarantor otherwise defaults hereunder, Guarantor shall pay all such expenses and actual attorneys’ fees incurred by Investor in connection with the enforcement of any obligations of Guarantor hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8.

Cumulative Rights.  The amount of Guarantor’s liability and all rights, powers and remedies of Investor hereunder and under any other agreement now or at any time hereafter in force between Investor and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness, liability or obligation of HPGS owed to Investor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Investor by law.  This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability or obligation of HPGS owed to Investor.

9.

Independent Obligations.  The obligations of Guarantor hereunder are independent of the obligations of HPGS and, to the extent permitted by law, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor or any of them whether or not HPGS is joined therein or a separate action or actions are brought against HPGS. Investor may maintain successive actions for other defaults.  Investor’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10.

Severability.  If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11.

Successors and Assigns.  This Guaranty shall inure to the benefit of Investor, its successors and assigns, including the assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor.  This Guaranty may be assigned by Investor with respect to all or any portion of the Obligations, and when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Obligations retained by Investor.

12.

Notices.  Whenever Guarantor or Investor shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, by telefax or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To Guarantor:

Miller Fabrication LLC

Attn: Brandon W. Hargett

1200 East Lincoln

Gillette, Wyoming 82718

with a copy to (which shall not constitute notice):

Cutler Law Group P.C.

Attn:  M. Richard Cutler

3355 W Alabama, Suite 1150

Houston, TX 77098

To Investor:

Tonaquint, Inc.

Attn: John M. Fife

303 East Wacker Drive, Suite 1200

Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Carman Lehnhof Israelsen LLP

Attn: Jonathan K. Hansen

4626 North 300 West, Suite 160

Provo, Utah 84604

Telephone: (801) 209-5558

Any such notice delivered personally shall be deemed to have been received upon delivery.  Any such notice sent by telefax shall be presumed to have been received by the addressee one (1) business day after its acceptance for sending by an authorized carrier thereof.  Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail.  Any party to whom any such notice is to be sent hereunder may change its address by giving the other such parties written notice of its new address as herein provided.

13.

Application of Payments or Recoveries.  With or without notice to Guarantor, Investor, in Investor’s sole discretion and at any time and from time to time and in such manner and upon such terms as Investor deems fit, may (a) apply any or all payments or recoveries from HPGS or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Investor may determine, to any indebtedness, liability or obligation of HPGS owed to Investor, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to HPGS any payment received by Investor in connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14.

Setoff.  Investor shall have a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of, or on deposit with, Investor (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Investor may have by law.  All rights of setoff may be exercised without notice or demand to Guarantor.  No right of setoff shall be deemed to have been waived by any act or conduct on the part of Investor, or by any neglect to exercise such right of setoff, or by any delay in doing so.  Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Investor.

15.

Miscellaneous.

15.1

Governing Law and Venue.  This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of Salt Lake County or the state courts of the State of Utah sitting in Salt Lake County in connection with any dispute arising under this Guaranty, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

15.2

Entire Agreement.  Except as provided in any other written agreement now or at any time hereafter in force between Investor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Investor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Investor unless expressed herein.

15.3

Construction.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.  The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.  The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

15.4

Waiver.  No provision of this Guaranty or right granted to Investor hereunder can be waived in whole or in part nor can Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Investor.

15.5

No Subrogation.  Until all indebtedness, liabilities and obligations of HPGS owed to Investor have been paid in full, Guarantor shall not have any right of subrogation.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date first set forth above.

MILLER FABRICATION LLC

By: HIGH PLAINS GAS, INC., its Manager

By: _________________________________

Name: Brandon W. Hargett

Title: Chief Executive Officer

[Signature page to Guaranty]

EXHIBIT A

SECURITY AGREEMENT